Exhibit 99.1

Hub Group, Inc. Reports Earnings for the Fourth Quarter and Full Year 2008 and Provides 2009 Guidance

DOWNERS GROVE, IL, January 29, 2009, -- Hub Group, Inc. (NASDAQ: HUBG) today reported income for the quarter ended December 31, 2008 of $14.2 million. Hub Group’s diluted earnings per share was $0.38 for the fourth quarter of 2008.  Fourth quarter 2007 diluted earnings per share included a $0.04 tax benefit related to the resolution of a dispute with the IRS.  Excluding this benefit, earnings per share decreased 12% this quarter.

Hub Group’s revenue decreased 3% to $430.5 million compared to $445.5 million in the fourth quarter of 2007.  Fourth quarter intermodal revenue decreased 3% to $305.3 million.  The decrease was attributable to a 2% volume decrease and a 1% decrease in price.  Truck brokerage revenue was down 13% to $82.6 million this quarter.  Fourth quarter logistics revenue increased 19% to $42.6 million.

Commenting on the results, David P. Yeager, Chairman and Chief Executive Officer of Hub Group stated, “Even in this difficult economic environment, during the fourth quarter we generated solid earnings.  Our variable cost, asset light model allowed us to reduce costs in the quarter to help compensate for the weaker economy.  We will continue to work to improve efficiencies and maintain tight control over our costs and expenses in this challenging environment.”

FULL YEAR 2008

Income for the year ended December 31, 2008 decreased 1% to $59.2 million compared to last year’s income of $59.8 million.  Hub Group's diluted earnings per share for 2008 was $1.58.  Diluted earnings per share for the year ended December 31, 2007 included $0.07 in tax benefits related to a change in the Illinois tax law and resolution of a dispute with the IRS.  Excluding these benefits, earnings per share increased 8% this year.

Revenue increased 12% for the year to $1,860.6 million.  Gross margin grew 1% to $234.3 million.

Costs and expenses decreased 2% in 2008 to $138.8 million compared to $141.6 million in 2007.

As of December 31, 2008, the Company had $85.8 million of cash and no debt.

FULL YEAR 2009

Given the current operating environment, we are comfortable that the earnings for 2009 will be within the current analysts’ range of $1.40 to $1.65 per diluted share.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time on Thursday, January 29, 2009 to discuss its fourth quarter and full year results.

Hosting the conference call will be David P. Yeager, Chairman and Chief Executive Officer and Terri A. Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link at Hub Group's Web site at http://www.hubgroup.com. Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 680-0893.  The conference call participant code is 26743830. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PTQYQKFKW .  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at http://www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2007 and the reports on Form 10-Q for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,

	2008	2007	2008	2007

Revenue	$430,472	$445,464	$1,860,608	$1,658,168
Transportation costs	376,662	385,074	1,626,297	1,425,844
Gross margin	53,810	60,390	234,311	232,324

Costs and expenses:
Salaries and benefits	19,878	23,791	93,658	95,678
General and administrative	9,841	10,001	41,234	41,416
Depreciation and amortization	970	1,035	3,957	4,490
Total costs and expenses	30,689	34,827	138,849	141,584

Operating income	23,121	25,563	95,462	90,740

Other income (expense):
Interest expense	(19)	(30)	(102)	(108)
Interest income	113	513	1,153	2,480
Other, net	(215)	34	(187)	116
Total other (expense) income	(121)	517	864	2,488

Income before provision for income taxes	23,000	26,080	96,326	93,228

Provision for income taxes	8,790	8,083	37,081	33,429

Net income	$14,210	$17,997	$59,245	$59,799

Basic earnings per common share	$0.38	$0.48	$1.59	$1.55

Diluted earnings per common share	$0.38	$0.47	$1.58	$1.53

Basic weighted average number of shares outstanding	37,195	37,562	37,174	38,660

Diluted weighted average number of shares outstanding	37,501	37,978	37,484	39,128

HUB GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$85,799	$38,002
Accounts receivable
Trade, net	145,362	160,944
Other	10,318	9,828
Prepaid taxes	123	86
Deferred taxes	5,430	5,044
Prepaid expenses and other current assets	4,346	4,318
TOTAL CURRENT ASSETS	251,378	218,222

Restricted investments	6,118	5,206
Property and equipment, net	32,713	29,662
Other intangibles, net	6,610	7,056
Goodwill, net	233,110	230,448
Other assets	1,747	1,373
TOTAL ASSETS	$531,676	$491,967
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable
Trade	$105,064	$123,020
Other	6,107	6,683
Accrued expenses
Payroll	9,988	16,446
Other	26,388	32,408
Related party payable	-	5,000
TOTAL CURRENT LIABILITIES	147,547	183,557
Non-current liabilities	9,535	10,363
Deferred taxes	59,410	47,148
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2008 and 2007	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2008 and 2007; 36,970,347 outstanding in 2008 and 36,666,731 shares outstanding in 2007	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2008 and 2007	7	7
Additional paid-in capital	174,355	176,657
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	265,287	206,042
Treasury stock; at cost, 4,254,445 shares in 2008 and 4,558,061 shares in 2007	(109,419)	(116,761)
TOTAL STOCKHOLDERS' EQUITY	315,184	250,899
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$531,676	$491,967

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Twelve Months Ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$ 59,245	$ 59,799
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,369	7,195
Deferred taxes	9,294	3,523
Compensation expense related to share-based compensation plans	4,360	3,853
Gain on sale of assets	(22)	(160)
Changes in operating assets and liabilities:
Restricted investments	(912)	(2,189)
Accounts receivable, net	15,092	(4,119)
Prepaid taxes	(37)	2,033
Prepaid expenses and other current assets	(28)	132
Other assets	(374)	88
Accounts payable	(18,532)	4,223
Accrued expenses	(13,040)	4,094
Non-current liabilities	(908)	2,108
Net cash provided by operating activities	61,507	80,580
Cash flows from investing activities:
Proceeds from sale of equipment	1,342	725
Purchases of property and equipment	(10,732)	(10,197)
Cash used in acquisition of Comtrak, Inc.	(5,000)	(5,000)
Net cash used in investing activities	(14,390)	(14,472)
Cash flows from financing activities:
Proceeds from stock options exercised	407	760
Purchase of treasury stock	(2,630)	(76,309)
Excess tax benefits from share-based compensation	2,903	3,952
Net cash provided by (used in) financing activities	680	(71,597)

Net increase (decrease) in cash and cash equivalents	47,797	(5,489)
Cash and cash equivalents beginning of year	38,002	43,491
Cash and cash equivalents end of year	$ 85,799	$ 38,002